Exhibit 3

Certificates — Section 906 of Sarbanes-Oxley Act of 2002

In connection with the quarterly report of Canadian Imperial Bank of Commerce (the “Bank”) for the period ended July 31, 2004, as filed under cover of a Form 6-K with the Securities and Exchange Commission on the date hereof (the “Report”), I, JOHN S. HUNKIN, President and Chief Executive Officer of the Bank, certify that:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Bank.

/s/ John S. Hunkin
John S. Hunkin
President and Chief Executive Officer

Date: August 25, 2004

In connection with the quarterly report of Canadian Imperial Bank of Commerce (the “Bank”) for the period ended July 31, 2004, as filed under cover of a Form 6-K with the Securities and Exchange Commission on the date hereof (the “Report”), I, TOM D. WOODS, Senior Executive Vice President and Chief Financial Officer of the Bank, certify that:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Bank.

/s/ Tom D. Woods
Tom D. Woods
Senior Executive Vice President and Chief Financial Officer

Date: August 25, 2004